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                                  EXHIBIT 99.1
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REVOCABLE PROXY

                         CATAWBA VALLEY BANCSHARES, INC.
                            1039 Second Street, N.E.
                          Hickory, North Carolina 28601

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ____, ____ and _______, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Catawba Valley Bancshares, Inc. ("Bancshares") held of record by the undersigned on _____, 2001, at the Special Meeting of Shareholders of Bancshares to be held at ________, Hickory, North Carolina, at ___ p.m. on _____, 2001, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. APPROVAL OF SHARE EXCHANGE. Authorize the Board of Directors to issue shares of Bancshares in exchange for all outstanding shares of First Gaston Bank of North Carolina.

      [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN


2.   APPROVAL OF NAME CHANGE. Approval of renaming Bancshares to "___".


      [ ] FOR                     [ ] AGAINST                [ ] ABSTAIN


3. REDUCTION OF MINIMUM NUMBER OF DIRECTORS. Approval of an amendment to the Bylaws of Bancshares reducing the minimum number of directors from nine (9) to eight (8).

      [ ] FOR                      [ ] AGAINST               [ ] ABSTAIN


4. OTHER BUSINESS. On such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

       PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE
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                 AND RETURN TO CATAWBA VALLEY BANCSHARES, INC.
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THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED
ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF BANCSHARES A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.



                                    Dated:                                , 2001
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                                    Signature


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                                    Signature if held jointly


                                    Instruction: Please sign above exactly as
                                                                   -------
                                    your name appears on this appointment of
                                    proxy. Joint owners of shares should both
                                                                         ----
                                    sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.



     IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.